Exhibit 10.4

CONSULTANT AGREEMENT

THIS CONSULTANT AGREEMENT (this “Agreement”), entered into this 20th day of December, 2006, sets forth the arrangement between, Dynahealth, Ltd. “CONSULTANT” a New York State corporation, with its principal place of business at 27 East 65th Street,,Suite 15B, New York,NY 10021 and Red Reef Laboratories International, Inc. “COMPANY”, a Florida corporation, with its primary place of business located at 450 Fairway Drive, Suite 103, Deerfield Beach, Florida 33441, (hereinafter referred to as “COMPANY”), with respect to compensation to which CONSULTANT will become entitled under the terms and conditions set forth in this Agreement.

1.  Purpose.CONSULTANT will undertake to contact and present information regarding COMPANY to persons or entities (each, along with its clients and investor or affiliate network, a “Funding Source”), where the Funding Sources may provide, each in its own discretion, funding, loans, and/or financing to COMPANY or who may purchase securities (either COMPANY securities or securities of other companies owned by COMPANY) from the COMPANY.

2.  Indemnity of CONSULTANT by COMPANY. The COMPANY will provide the CONSULTANT with accurate and correct information. The COMPANY will indemnify and hold harmless the CONSULTANT for any and all liability, which arises out of acts and/or omissions of the COMPANY in its provisions to supply the CONSULTANT with accurate information.

3.  Non-Circumvention. Neither COMPANY nor any representative of COMPANY shall contact a Funding Source submitted by the CONSULTANT without the prior written approval of CONSULTANT for the duration of this Agreement, or for a period of one year following the termination of this Agreement. Potential funding sources will be submitted in writing by either e-mail or fax to the COMPANY for an approval signature by an authorized principal of the COMPANY. Furthermore, COMPANY hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, or to avoid payment of fees in any transaction with any Funding Source mutually approved by the COMPANY and the CONSULTANT. In the event the COMPANY, successor companies, LLCs, or corporations, current affiliates, future affiliates, principals, its agents, professionals, assignees and/or employees, or others affiliated with the firm or principals of the firm, circumvents or breaches this agreement, either directly or indirectly, then the CONSULTANT shall be entitled to the maximum fees or commissions from the COMPANY that the CONSULTANT would have realized and received, absent the Circumvention or breach of the agreement.

4.  CONSULTANT’s Compensation. If, during the term of this Agreement or within one year following termination of this Agreement, funding, loans, and/or financing is provided by a mutually approved Funding Source to the COMPANY, CONSULTANT will be compensated as provided below.

(a)
Extension of One Year Period. In those instances where, upon the first annual anniversary of the termination of this Agreement, the Funding Source and COMPANY are still in active negotiation for the Funding Source to provide funding, loans, and/or financing to COMPANY, the one year period shall be extended to the later of: (i) an additional one year and (ii) the date at which the parties terminate active negotiation.

(b)
Calculation of Compensation.  The compensation payable to CONSULTANT for a successfully consummated funding, loans, and/or financing transaction with a Funding Source shall be as follows (as used in this Agreement, the term “Total Funding” shall mean the total amount of any purchase price, funding, loans and/or financing provided to COMPANY by the Funding Source, including, but not limited to, funds actually delivered, credit available for use by COMPANY and commitments to provide funds or credit in one or more installments in the future, regardless of whether such installments are contingent upon the satisfaction of conditions imposed upon COMPANY by the Funding Source):

(c)
Cash. CONSULTANT will earn a cash fee(see attached addendum) of the cash portion of any funding received from this transaction at the time of Closing or any installment or future funding, loans and or financing received by the COMPANY.

(d)
Form of Compensation. CONSULTANT’s compensation shall be paid to CONSULTANT in United States funds, according to CONSULTANT’s preference, either in the form of a certified or cashier’s check, or wire transfer from escrow immediately.

(e)
Timing of Payment of Compensation. CONSULTANT’s compensation under this Agreement shall be payable on the date that funds are delivered or financing is made available to COMPANY. COMPANY agrees that CONSULTANT’s compensation is to be paid directly to CONSULTANT by COMPANY at the time funds are dispersed at CONSULTANT’s designated bank or receiver. CONSULTANT will provide directly to borrower its designated funds receiver information. If funds are drawn down or made available for use by COMPANY in installments, CONSULTANT’s compensation under this Agreement shall also be payable in installments in the corresponding percentage of the Total Funding that is drawn by or made available to COMPANY for use in each installment of the Total Funding. CONSULTANT is only eligible for payment on portions of the funding that are paid to or available to the COMPANY and it is the COMPANY’s discretion whether or not to use the funds.

(f)	Reimbursement of Expenses. COMPANY agrees to promptly reimburse CONSULTANT for all COMPANY pre-approved costs and “out of pocket” expenses.

(g)	Guarantee of Payment. It is understood and agreed that the individual signing this Agreement on behalf has the authority to direct COMPANY’s compliance or non-compliance with this Agreement.

5.  Consummation Required.  In no event will COMPANY have any liability for compensation to CONSULTANT pursuant to this Agreement, unless the funding and/or financing transaction with a Funding Source is actually consummated prior to or on the second annual anniversary of the termination of this Agreement.

6.  Agreement Not Exclusive.  Nothing in this Agreement shall be deemed to prevent COMPANY from authorizing other parties to locate sources of funding and/or financing for it, and COMPANY may negotiate for and carry out fundings and/or financings independently of any Funding Sources contacted by CONSULTANT, either with or without the assistance of other intermediaries. Nothing in this Agreement shall be deemed to prevent CONSULTANT from seeking funding and/or financing on behalf of other parties, but funding sources or others of the CONSULTANT may not be contacted for the COMPANY for funding by other CONSULTANTS, or others or the COMPANY.

7.  Independent Contractor Relationship. This Agreement is intended to create an independent contractor relationship between CONSULTANT and COMPANY, which is described in Section 3508 of the Internal Revenue Service Code, and shall be interpreted to effectuate such intent between the parties.

(a)
No Taxes Withheld from Compensation. COMPANY will not withhold any taxes from any compensation paid to CONSULTANT according to this Agreement. It is acknowledged and agreed by the parties that COMPANY has not, is not, and shall not be obligated to make, and that it is the sole responsibility of CONSULTANT to make, in connection with compensation paid to CONSULTANT according to this Agreement, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, Federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained.

(b)
CONSULTANT Controls Time and Effort.  It is agreed that COMPANY is interested only in the ultimate results of CONSULTANT’s activities pursuant to this Agreement, and that CONSULTANT shall have exclusive control over the time and effort invested by CONSULTANT pursuant to this Agreement, and the manner and means of CONSULTANT’s performance under this Agreement.

(c)
Independence from COMPANY. The parties further agree that CONSULTANT shall have no control or supervision over COMPANY’s employees, officers, directors, representatives or affiliates. CONSULTANT will not represent that it is an employee of COMPANY. CONSULTANT shall at all times represent himself and be construed as independent of COMPANY. CONSULTANT shall not, under any circumstances, be deemed to be a servant or employee of COMPANY for any purpose, including for Federal tax purposes. CONSULTANT’s relationship to COMPANY is that of an independent contractor, and nothing in this Agreement shall constitute this Agreement as a joint venture or partnership between CONSULTANT and COMPANY. CONSULTANT shall have no authority to bind COMPANY or any of its employees, officers, directors, representatives or affiliates by any promise or representation, oral or otherwise, unless specifically authorized in a writing bearing an authorized signature of an COMPANY officer, director or representative. All discussions and negotiations with any Funding Source, submitted to COMPANY by the CONSULTANT for funding, loans, and/or financing shall be conducted by COMPANY.

8.  Confidential Information. CONSULTANT acknowledges that, pursuant to this Agreement, it may be given access to or may become acquainted with certain information, trade secrets or both, of COMPANY, including but not limited to, confidential information and trade secrets regarding computer programs, designs, skills, patents, pending patents, copyrights, procedures, methods, documentation, plans, drawings, schematics, facilities, customers, policies, marketing, pricing, customer lists and other information and know-how, and the COMPANY Business Plan and related materials, all relating to or useful to COMPANY (collectively, the “Confidential Information") and the exclusive property of COMPANY.

9.  Nondisclosure of Confidential Information. During the term of this Agreement and for a period of one year thereafter, CONSULTANT shall only disclose the Confidential Information in connection with its performance pursuant to this Agreement, subject to the terms and conditions of this Agreement, and otherwise, CONSULTANT shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity, any of the Confidential Information.

10.  Exceptions to Nondisclosure. Notwithstanding anything to the contrary contained in this Agreement, CONSULTANT shall not be prohibited from disclosing to third parties, or using without the prior written consent of COMPANY, information that (a) was, on the date of this Agreement, generally known to the public, (b) is as of the date of this Agreement known to CONSULTANT, as evidenced by written records in the possession of CONSULTANT, (c) is subsequently disclosed to CONSULTANT by a third party who is in lawful possession of such information and is not under an obligation of confidence, (d) is disclosed by COMPANY to third parties generally without restriction on use and disclosure, or (e) is required to be disclosed by law or a final order of a court or other governmental agency or authority of competent jurisdiction, provided, however, reasonable notice prior to any disclosure as required by applicable law or court process shall be given to COMPANY which would allow COMPANY sufficient time to attempt to obtain injunctive relief in respect to such disclosure.

11.  Termination of this Agreement and Return of Property.  Either CONSULTANT or COMPANY may terminate this Agreement upon ninety (90) days’ prior written notice to the other, and, subject to the terms and conditions of this Agreement.

All Confidential Information of COMPANY, along with all documents relating to COMPANY’s transactions, including the COMPANY Business Plan and related materials, and any and all manifestations and copies thereof are the property of COMPANY (collectively, the "Property"). Upon the request of COMPANY and/or termination of this Agreement by either party, CONSULTANT shall, if requested, at COMPANY’s expense, deliver and have signed for all Property to COMPANY within ten (10) business days.

12.  Notice. Any notice required under this Agreement shall be deemed duly delivered (and shall be deemed to have been duly received if so given), if personally delivered and signed, sent by a reputable courier service and signed, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties as follows:

If to CONSULTANT: If to COMPANY:

Dynahealth, Ltd. Red Reef Laboratories International, Inc.
27 East 65th Street, Suite15B 450 Fairway Drive, Suite 103
New York, NY 10021 Deerfield Beach, Florida 33441

or to such other address as any party may have furnished to the other in writing in accordance with this Section.

13.  Governing Law. The Parties agree that any disputes or controversies arising from the interpretation or performance of this agreement which cannot be resolved by the parties may be submitted to arbitration. In the event a matter is submitted to arbitration, the Parties agree to use Arbitrators who have been qualified by the American Arbitration Association and governed by the laws of the State of New York. The fees will be equally divided between the parties. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

14.  Severability.  If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the parties, and the rest of the provisions of this Agreement shall remain in effect.

15.  Waiver.  The failure of any party, in any instance, to insist upon strict enforcement of the provisions of this Agreement shall not be construed to be a waiver or relinquishment of enforcement in the future, and the terms of this Agreement shall continue to remain in full force and effect.

16.  Assignability. This Agreement shall not be assignable by either party.

17.  Amendment. This Agreement may only be amended or modified in a writing signed by both of the parties and referring to this Agreement.

18.  Attorneys’ Fees.  COMPANY agrees that in the event CONSULTANT’s fees are not paid promptly, CONSULTANT’s fees and costs (including the cost of CONSULTANT’s time at his then standard rate of billing) shall be recoverable by CONSULTANT in connection with the negotiation, settlement, mediation, arbitration or an action to enforce payment of fees pursuant to this Agreement, whether or not an actual cause of action is filed.

19.  Entire Agreement.  This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement.

20.  Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same instrument. Confirmation of execution by electronic transmission of a facsimile signature shall be binding on the confirming party.

21.  Term of Agreement. The Terms of this Agreement shall be for a period of three years (3) from the date of execution of this agreement.

SIGNING THIS AGREEMENT INDICATES ACCEPTANCE OF THE TERMS OF THIS AGREEMENT..

CONSULTANT: Dynahealth, Ltd. COMPANY: Red Reef Laboratories International, Inc.

By: /s/ Robert Jay Singer        By: /s/ Peter Versace
Name: Robert Jay Singer        Name: Peter Versace

Title: President    Title: Executive Vice President & Secretary

Date:                                     Date:

ADDENDUM NUMBER 1 TO CONSULTING AGREEMENT BETWEEN DYNAHEALTH,LTD,(CONSULTANT) AND RED REEF LABORATORIES INTERNATIONAL, INC.,(COMPANY) DATED DECEMBER 20, 2006.

FUNDING COMPENSATION FOR DYNAHEALTH,LTD.(CONSULTANT) FROM RED REEF LABORATORIES INTERNATIONAL, INC. (COMPANY).
1. 0--------------------------$3,999,999.00 10% (ten percent)

2. $4,000,000.00----------$5,999,999.00 7% (seven percent)

3. $6,000,000.00----------$9,999,999.00 5% (five percent)

4. $10,000,000.00--------and above 3% (three percent)

FUNDING SOURCES TO BE CONTACTED FOR RED REEF LABORATORIES INTERNATIONAL, INC.:
.

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Initials of Company
signatory